Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Professional Holding Corp. of our report dated September 26, 2019 on the consolidated financial statements of Professional Holding Corp.

Crowe LLP
/s/ Crowe LLP

Fort Lauderdale, Florida

March 26, 2020